Exhibit 10.17

MY SIZE, INC.

3 Arava St., pob 1026

Airport City, Israel 7010000

December __, 2017

Gentlemen:

The purpose of this letter agreeement is to inform you of, and to seek your consent and waiver for, a financing transaction that My Size, Inc., a Delaware corporation (the “Company”), is contemplating entering into (the “New Financing Transaction”) to issue up to $3,000,000 of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and/or pre-funded warrants to purchase Common Stock, with an exercise price of $0.001 per share, and common stock purchase warrants to purchase shares of Common Stock, to various investors, through Roth Capital Partners, LLC, as placement agent.

Reference is made to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated October 27, 2017, by and among the Company, you, and the other investors named therein, whereunder you, along with the other investors, purchased a Senior Note that the Company issued to you on October 30, 2017 (the “Note”). All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Note.

WHEREAS, Section 1 of the Note provides, in relevant part, that on the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 17(c) therein) on such Principal and Interest then outstanding under the Note (the “Amounts Due”);

WHEREAS, the “Maturity Date” is defined in the Note, in part, as the earliest to occur of (x) a Subsequent Placement (as defined in the Securities Purchase Agreement) and (y) February 28, 2018;

WHEREAS, the New Financing Transaction would constitute a Subsequent Placement as defined in the Securities Purchase Agrement, which would require the Company to repay the Amounts Due under the Note in full, as provided for in the Note;

WHEREAS, the Company desires to procced with the New Financing Transaction and repay only 50% of the Amounts Due from the proceeds of the New Financing Transaction at the closing thereof, and to pay the balance of the Amounts Due on the earliest to occur of (x) a Subsequent Placement (as defined in the Securities Purchase Agreement), other than the New Financing Transaction, and (y) March 31, 2018;

WHEREAS, the prior written consent of the Holder is required for any change, waiver or amendment to the Note.

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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and otherwise in accordance with the terms of the Securities Purchase Agreement and Note, you, as the Holder under the Note, and the Company agree as follows:

1.	The undersigned consents to the New Financing Transaction and to the repayment of only 50% of the Amounts Due under the Note from the proceds of the New Financing Transaction upon the closing thereof.
2.	The first two lines of the definition of the “Maturity Date” in the Note is hereby amended and restated to be and read as follows:

“Maturity Date” shall mean the earliest to occur of (x) a Subsequent Placement (as defined in the Securities Purchase Agreement), other than the New Financing Transaction (as defined in that certain letter agreement, dated December 14, 2017, by and between the Company and the holder of this Note as of December 14, 2017), and (y) March 31, 2018;

3.	This letter agreement does not constitute material, non-public information, and is intended to be a “Pre-Notice” with respect to the New Financing Transaction pursuant to Section 4(l) of the Securities Purchase Agreement. In accordance with the Securities Purchase Agreement, the Holder is entitled to receive an Offer Notice (as defined in the Securities Purchase Agreement) upon its written request in connection with the New Financing Transaction.

This letter agreement shall be for the benefit of and be binding upon, the parties hereto and their respective successors and assigns. Except as specifically amended hereby, the Securities Purchase Agreement and Note shall remain in full force and effect and all other terms of the Securities Purchase Agreement and Note remain unchanged. To the extent any provision of the Securities Purchase Agreement or Note is inconsistent with this letter agreement, this letter agreement shall control. This letter agreement shall be construed, enforced, and governed under the internal laws of the State of New York, without giving effect to any choice of law provision or rule of any other jurisdiction. This letter agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Sincerely,

MY SIZE, INC.

By:
Name:
Title:

[COUNTERPART SIGNATURE PAGE FOLLOWS]

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Confirmed and Agreed by the Holder:

By:

Name:

Title:

[Signature page to Letter Agreement]

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